Exhibit 99.1

Innovative Solutions & Support, Inc. Response To Christopher Harborne Non-Binding Indication of Interest

EXTON, Pa. – June 13, 2024 – (BUSINESS WIRE) Innovative Solutions & Support, Inc. (“IS&S” or the “Company”) (NASDAQ: ISSC) announced its response to the unsolicited, non-binding indication of interest to make a proposal from Christopher Harborne (the “Non-Binding Indication of Interest”). The Non-Binding Indication of Interest contemplates a transaction in which Mr. Harborne would acquire all of the shares of the Company’s common stock not already owned by Mr. Harborne at a price of $7.25 per share in cash. Per its terms, the Non-Binding Indication of Interest is also subject to negotiation, due diligence, execution of definitive agreements, and clearance under applicable antitrust and other laws, among other contingencies.

After careful review and consideration consistent with its fiduciary duties, and in consultation with its financial, legal and other advisors, the Board of Directors of the Company (the “Board”) unanimously determined that the Non-Binding Indication of Interest undervalues IS&S, lacks certainty, and is not in the best interests of the Company and its stakeholders.

The Board remains confident that senior management’s continued successful execution of IS&S’s long-term strategic objectives will generate superior long-term value for the Company and its shareholders, customers, business partners and other stakeholders.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEMs) and retrofit applications. The Company supplies integrated Flight Management Systems (FMS), Auto-Throttle Systems and advanced GPS receivers for precision low carbon footprint navigation.

FORWARD LOOKING STATEMENT DISCLAIMER

In addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In this press release, the words “anticipates,” “believes,” “may,” “will,” “intend” and similar expressions, as they relate to the business or to its management, are intended to identify forward-looking statements, but they are not exclusive means of identifying them. All forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions, risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the Company’s ability to efficiently integrate acquired and licensed product lines, including the Honeywell product lines, into its operations; a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the economic and business environments in which the Company operates. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2023, and subsequent reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.